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                               HICKOK INCORPORATED




Exhibit 21 Subsidiaries of Registrant


COMPANY NAME                             STATE OF INCORPORATION
------------                             ----------------------

Supreme Electronics Corp.                Mississippi

Waekon Corp.                             Ohio